Exhibit 99.2

CERTIFICATION PURSUANT TO 18 U.S.C. §1350

I hereby certify that this Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof, to the best of my knowledge, fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Allied Waste Industries, Inc.

ALLIED WASTE INDUSTRIES, INC.

By:	/s/ THOMAS W. RYAN Thomas W. Ryan Executive Vice President and Chief Financial Officer

Date: November 8, 2002